DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 6845706

Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NR5 76

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ICHARGEIT, INC.
2. Resident Agent Name and Street Address:	INCORP SERVICE, INC. Name 3155 E. PATRICK LANE, SUITE 1 Street Address Optional Mailing Address	LAS VEGAS City	Nevada, 89120-3481 Zip Code State Zip Code
3. Shares:	Number of shares with par value: 100,000,000 Common Stock	Par Value: $0.001	Number of shares without par value: 5,000,000 Preferred at $0.001
4. Name & Addresses of Board of Directors /Trustees:	1. JAMES CARROLL Name 11 Washington Street Street Address 2. LLOYD L. LANE Name 426 WEST HIGHWAY 84 Street Address 3. ROBERT MANN Name 360E. 41st STREET Street Address	HAWTHORNE City Fairfield City Paterson City	NJ 07506 State Zip Code TX 75840 State Zip Code NJ 07504 State Zip Code
5. Purpose:	The purpose of this Corporation shall be: ALL LAWFULL BUSINESS
6. Names, Address and Signature of Incorporator		/s/ James F. Carroll Signature
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R. A. Company	Date

This form must be accompanied by appropriate fees